UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2021

AQUA METALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2500 Peru Dr. McCarran, Nevada 89437
(Address of principal executive offices)

(775) 525-1936
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:

Title of each class Common stock: Par value $.001	Trading Symbol(s) AQMS	Name of each exchange on which registered Nasdaq Capital Market

Item 8.01 Other Events.

As previously disclosed by Aqua Metals, Inc. (“Company”), beginning on February 2, 2018, five purported shareholder derivative actions were filed in the United States District Court for the District of Delaware against the Company and certain of its current and former executive officers and directors, Stephen R. Clarke, Selwyn Mould, Thomas Murphy, Mark Weinswig, Vincent DiVito, Mark Slade and Mark Stevenson. On May 3, 2018, the cases were consolidated under the caption In re Aqua Metals, Inc. Stockholder Derivative Litigation, Case No. 1:18-cv-00201-LPS (D. Del.) (“Derivative Action”). The complaints were filed by persons claiming to be stockholders of the Company and generally allege that certain of the Company’s officers and directors breached their fiduciary duties to the Company by violating the federal securities laws and exposing the Company to possible financial liability.

On August 18, 2021, the parties agreed to settle the Derivative Action pursuant to a Stipulation of Settlement (“Stipulation”). The Stipulation and the settlement contemplated therein (“Settlement”), subject to the approval of the Court, are intended by the parties to fully, finally, and forever compromise, resolve, discharge, and settle the claims in the Derivative Action and to result in the complete dismissal of the Derivative Action with prejudice, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement requires the Company to adopt certain corporate governance reforms and procedures, as outlined in Exhibit A to the Stipulation, and provides that in light of the substantial benefits conferred upon the Company by plaintiffs’ counsel’s efforts, the Company’s insurers will pay plaintiffs’ counsel's attorney’s fees, costs, and expenses of $450,000, which includes service awards to each of seven plaintiffs of $1,000. The Settlement is subject to the approval of the Court and a hearing on the Settlement is scheduled for November 9, 2021.

Pursuant to the Settlement, the Company will not pay any cash or other consideration other than its adoption of certain corporate governance reforms and procedures, including the adoption of formal policies regarding:

●	Separation of the Chairman of the Board and Chief Executive Officer positions;
●	Appointment of a fourth independent director to the Board;
●	Meetings of the independent members of the Board in executive session;
●	Creation of a disclosure committee and rules reading the constitution and conduct of the disclosure committee;
●	Adoption of a whistleblower policy;
●	Adoption of a formal policy requiring continuing director education;
●	Adoption of a formal policy requiring that the Audit Committee of the Board meet at least four (4) times per year; and
●	Adoption of a formal policy requiring that the Compensation Committee of the Board meet at least two (2) times per year.

The foregoing is a summary of the reforms agreed to by the Company and a more complete description of the reforms is set forth in Exhibit A to the Stipulation, a copy of which is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Most of the above reforms represent established practices of the Company, however the Stipulation requires that the Board of Directors of the Company formally adopt these reforms and agree to maintain them for at least four years from the date of the Court’s approval of the Settlement.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit Number	Exhibit Description	Method of Filing
99.1	Stipulation of Settlement	Filed Electronically herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: August 30, 2021	/s/ Stephen Cotton
Stephen Cotton,
President and Chief Executive Officer